UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2015
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(Exact name of registrant as specified in its charter)
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Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 15, 2015 (the "Grant Date"), Platform Specialty Products Corporation ("Platform") entered into a performance-based restricted stock unit award agreement (the "PRSU Agreement") with its Chief Financial Officer, Sanjiv Khattri.
The PRSU Agreement is subject to the terms, provisions and restrictions set forth in the Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan, as it may be amended and/or restated from time to time (the "Plan"). Pursuant to the PRSU Agreement, Mr. Khattri was granted a target number of 32,230 performance-based restricted stock units ("PRSUs"). Subject to Mr. Khattri's continuous employment with Platform, the number of PRSUs actually awarded to Mr. Khattri will be determined at the end of the performance period, which commenced on the Grant Date and which will end on September 15, 2020 (the "Performance Period") based on Platform's annual compound total shareholder return (the "TSR") following the completion of the Performance Period, multiplied by the applicable TSR modifier which will be: (a) zero, if Platform achieves less than 10%, (b) 1.0 to 3.0 (linearly interpolated), if Platform achieves between 10% and 30% TSR, and (c) 3.0, if Platform achieves greater than 30% TSR. For purposes of the PRSU Agreement, the TSR will be determined based on the percentage change between (i) the closing sale price per share of Platform's common stock on a consolidated basis on the Grant Date and (ii) the average closing sale price per share of Platform's common stock on a consolidated basis over a measurement period of 20 consecutive trading days ending immediately prior to the last day of the Performance Period or the Termination Date (as defined below), as the case may be. The TSR will be calculated on an annual compound return basis over the Performance Period. The PRSUs may, in certain circumstances, become immediately vested as of the date of a change in control (as defined in the Plan) of Platform. Each PRSU represents a contingent right to receive one share of Platform’s common stock.
Notwithstanding anything to the contrary in the PRSU Agreement, if Mr. Khattri's continuous employment with Platform is terminated by Platform or its related entities without cause after the second anniversary of the commencement date of the Performance Period, Mr. Khattri will be eligible to receive a pro rata amount of the actual PRSU award (if any), based on the number of days of continuous employment during the Performance Period divided by 1,825 (the number of days in the Performance Period); provided that (a) the Performance Period shall be deemed to end on the date on which Mr. Khattri's continuous employment terminates (the "Termination Date"), (b) the TSR will be determined as though the Termination Date was the end of the measurement period described in (ii) above, and (c) a pro rata portion of the PRSUs will vest based on the TSR determined through the Termination Date, up to a maximum TSR modifier equal to 1.5.
The description of the PRSU Agreement contained herein is not intended to be complete and is qualified in its entirety by reference to the form of the PRSU Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The PRSU Agreement is also qualified in its entirety by reference to the full text of the Plan, a summary of which was included in Proposal 4 in Platform’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014, and a copy of which was filed as Appendix A to such definitive proxy statement. Both the summary and copy of the Plan are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement – Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
September 15, 2015 (Date)	/s/ John L. Cordani John L. Cordani Vice President - Legal and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement – Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan.